                                                                    EXHIBIT 21.1

               LIST OF SUBSIDIARIES OF DESTIA COMMUNICATIONS, INC.

       NAME                                 JURISDICTION
       ----                                 ------------

America First Ltd.                         United Kingdom

Destia Communications Services, Inc.        Delaware

Destia Network Services Ltd.                United Kingdom

Econophone AG                               Switzerland

Econophone GmbH                             Austria

ECONOphone GmbH                             Germany

Econophone, Ltd.                            Ireland

Econophone Netherlands B.V.                 Netherlands

Econophone NV                               Belgium

Econophone SA                               France

Econophone Services GmbH                    Switzerland

Telco Global Communications Ltd.            United Kingdom

Voicenet Corporation                        New York

3461386 Canada, Inc.                        Canada